LEASE 7.

TRANSPORT*ACTION* LEASE SYSTEMS INC.
SUITE 250, 4011 VIKING WAY, RICHMOND, BC. V6V 2K9
TEL: 604-278-3352 FAX: 604-273-4047

INVOICE

Date: 9/1/2005

JAKE'S TRUCKING INTERNATIONAL B.C. INC
317-505-8840-210TH ST.,
LANGLEY BC V1M 2Y2

Cust# V7750A
Unit# V7750A

Leased Vehicle: 2006 PETERBILT 378

Down Payment *	$ -
Net Trade-in (less liens payable) and/or Equity Transfer	$ -
Total Down Payment (a+b)	$ -
Interim Rental for 0 days *	$ -
First Monthly Rental *	$ 1,983.00
Lease Security Deposit	$ 60,000.00
Other Charges Collected at Delivery *	$ -
Admin Fee (incl PPSA Registration Costs)*	$ 195.00
* GST on above items as applicable	$ [illegible]
* PST on above items as applicable	$ 138.81
Total Due at Lease Signing	**$ 62,469.27**
Less: Paid to Dealer amount	$ 51,500.00
Less: Other Amounts received, transferred, deducted or Credited	-
Net Amount Due and Payable	**$ 10,969.27**

* Items require PST or GST/HST

Please make cheque payable to: TransportAction Lease Systems Inc.

Pd Chq 004
Sept. 1/05

GST# R105350698

PBC

6

Lease Agreement (with Termination Rental-Adjustment Clause)

Date of Contract: 09/01/05	Client # V7750A	Unit # V7750A	Leasing Company Name and Address
Lessee / Consumer #1 - Full Legal Name and Address JAKE'S TRUCKING INTERNATIONAL B.C. INC 317-505-8840-210TH ST., LANGLEY, BC. V1M 2Y2 Date of Birth:	Co-Lessee / Consumer #2 - Full Legal Name and Address MICHAEL WESLEY QUESNEL 1917 WEST 4TH AVE. VANCOUVER, BC V6J 1M7 Date of Birth:		TRANSPORTACTION LEASE SYSTEMS INC. Suite 250 – 4011 Viking Way Richmond, British Columbia V6V 2K9 Fax # 604-273-4047 Phone # 604-278-3352 TransportAction GST/HST Reg. No. 105350698

Notice: It is an offense under the British Columbia *Trade Practice Act* to misrepresent the terms of a motor vehicle lease as being a price benefit or advantage over direct purchase of the vehicle with conventional financing, if such is not the case.

1. In this Lease Agreement (hereinafter referred to as 'Lease') the words "you" and "your" refer to the Consumer #1 named above and if applicable the Consumer #2 named above, the word "TransportAction" refers to the Leasing Company named above and the word "Vehicle" refers to the motor vehicle described below, or any motor vehicle that has been substituted by mutual consent, together with all attachments and accessories.

Year	Make	Model/Series	VIN	License #	Colour
2006	PETERBILT	378	see schedule A		

Please indicate as applicable and verify with initials.	Primary Vehicle Use: a) Business / Commercial ☐ b) Personal, Family or Household ☐	Verification: Consumer #1 and #2 each initial ________, ________	This Vehicle is: a) a first-time Transportaction lease ☐ b) a replacement for existing lease ☐ c) an addition to other vehicles leased ☐

2. LEASE TERM
Interim Period plus 36 months (to commence on date of delivery)

3. TOTAL MONTHLY PAYMENT

a)	Monthly Rental Charge	$ 1,983.00
b)	Current GST 7%	138.81
c)	Current PST	138.81
d)	Total Monthly Payment (sum of a – c)	$ 2,260.62

4. TOTAL OF 36 MONTHLY PAYMENTS including sales taxes and including extra interim Rental $ 81,382.32

5. LEASE RESIDUAL VALUE $ 110,000.00

6. TOTAL PAYMENT DUE AT LEASE SIGNING

a)	Down Payment *	$ 0.00
b)	Net Trade in Allowance less liens payable	0.00
c)	Total Down Payment (a+b)	0.00
d)	Interim Rental for - days *	0.00
e)	First Monthly Rental *	1,983.00
f)	Lease Security Deposit	60,000.00
g)	Other Charges collected at Delivery *	-
h)	Administration Fee (incl. PPSA Registration costs) *	195.00
i)	* GST on above items as applicable	152.46
j)	* PST on above items as applicable	138.81
Total cash due at time of delivery	(sum of c to j – b) above	$ 62,469.27

7. PAYMENT SCHEDULE
Your monthly payments, as indicated in 3d), are due and payable on the 1st day of each calendar month. If the Vehicle Date of Delivery is not on the 1st day of a calendar month, then an Interim Rental shall be payable for that fraction of that month remaining (the "Interim Period"). After the initial payment due at lease signing, you promise to pay the total monthly payments for each month of the Lease Term to TransportAction using the Pre-Authorized Payment Debit Plan attached as an appendix to this Lease, or as TransportAction may otherwise direct without set-off or deduction of any kind.

8. LATE PAYMENT AND SERVICE CHARGES PAYABLE TO TRANSPORTACTION
You agree to pay on each payment not paid within fifteen (15) days after it is due, and every 15 days thereafter, a late charge of 1% of the overdue amount (equals 26.9% on a compounded basis). You further agree to pay a service charge of $35.00 for any payment, which is for whatever reason returned NSF or otherwise dishonoured by your bank.

9. TERMINATED LEASE; MONTHLY RENTAL ADJUSTMENT
Upon the termination of this Lease, either at the expiry of the Lease Term or otherwise, TransportAction shall, provided there is no default under this Lease, pay or credit to you as an adjustment of the Monthly Rental payable by you, the amount, if any, by which the Net Sale Proceeds (as hereinafter defined) of the Vehicle exceed the Termination Book Value (as hereinafter defined) of such Vehicle or, as the case may be, if the Net Sale Proceeds of the vehicle are less than the Termination Book Value of such Vehicle, you shall forthwith pay to TransportAction, as an adjustment of the Monthly Rental payable hereunder (the "Termination Rental Adjustment"), the amount (plus applicable taxes) by which Termination Book Value of the Vehicle exceeds the Net Sale Proceeds of such Vehicle. If the termination of this Lease is at the end of the Lease Term, the Termination Book Value shall be equal to the Lease Residual Value. If the termination of this Lease is prior to the expiration of the original Lease Term, then the Termination Book Value shall be equal to the present value of the sum of all the remaining Monthly Rental payments for the balance of the Lease Term and including the Lease Residual Value, all calculated using a present value interest discount rate equivalent to the then current Bank of Nova Scotia prime rate minus 1%. If the termination of this lease is during the month- to-month extension period after the expiration of the original Lease Term, the Termination Book Value shall be equal to TransportAction's declining Book Value as set out on a schedule to be prepared by TransportAction upon the expiration of the Lease Term and which schedule shall be provided to you by TransportAction thereafter upon your request. "Net Sale Proceeds" shall mean the sale price received by TransportAction upon the sale of the Vehicle less any reasonable sale preparation costs and less a sale-processing fee of $100.

10. LEASE SECURITY DEPOSIT
TransportAction may deduct from the non-interest bearing, refundable Lease Security Deposit any amounts that you owe under this Lease and do not pay, including, but not limited to, any unpaid fines and Monthly Rentals including the amount of any Termination Rental Adjustment. Any part of the Lease Security Deposit not used to settle such outstanding amounts will be refunded to you after the termination of the Lease.

11. INSURANCE
At all times during the Lease Term, you must at your expense obtain and maintain the following minimum vehicle insurance coverage through an insurer acceptable to TransportAction: a) Third party liability with a combined single occurrence limit of $1,000,000; b) Comprehensive fire and theft with a maximum deductible of $300; c) Collision with a maximum deductible of $300. Such insurance coverage must name TransportAction Lease Systems Inc. as additional named insured and provide TransportAction with at least fifteen days advance notice of any cancellation of coverage. You agree that if you fail to ensure that appropriate evidence of such insurance coverage is provided to TransportAction throughout the Lease Term, you will pay to TransportAction an additional insurance administration fee of $100.00.

12. OFFICIAL FEES AND TAXES
You agree to pay, when due, all fees and charges for transfer of title, registration, licensing, testing and inspecting the Vehicle. You agree to pay, when due, all taxes imposed by any governmental authority with respect to the Vehicle or its' use during the Lease Term, whenever assessed. TransportAction may pay any or all such fees or charges on your behalf and, if so, you will pay TransportAction when billed for such amounts. Your Total Monthly Payment may change to reflect increases or decreases in taxes.

13. WARRANTIES
To the extent permitted by law, you acknowledge that TransportAction is not responsible for performance of any dealer or manufacturer service, repairs, or other duties under this Lease. **YOU ACKNOWLEDGE THAT, AS BETWEEN YOU AND TRANSPORT*ACTION*, YOU ARE LEASING THE VEHICLE AS IS** and that the Vehicle is subject only to the Manufacturer's warranties, which accompany the Vehicle and any extended warranties or service contracts purchased by you. TransportAction assigns to you all of its' rights and interests under the Manufacturer's warranties to the extent they are assignable.

14. EARLY TERMINATION
You may terminate this Lease at any time if this Lease is not in default. TransportAction may terminate this Lease at any time if you are in default. In either case, the Termination Rental Adjustment described in paragraph 9 remains applicable.

15. OPTION TO PURCHASE, VEHICLE RETURN
At any time during this Lease, provided that any amounts that are otherwise payable according to this Lease have been paid, and provided you are not in default under this Lease or any other agreement with TransportAction, you have the option to purchase the Vehicle at a sales price equal to the Termination Book Value plus the sale processing fee, both as described in paragraph 9 plus any applicable sales taxes. Should you not purchase the Vehicle at the termination of this Lease, you will be responsible for the return of the Vehicle to TransportAction's address or to any reasonable address TransportAction directs, and you will be responsible for any Termination Rental Adjustment as described in Clause #9 hereof.

16. USE OF VEHICLE
The Vehicle shall be used in a careful and proper manner in compliance with all applicable laws. You must not use or permit the use of the Vehicle a) in violation of any law, for hire or as public conveyance; b) for purposes that would cause any insurance to be suspended or cancelled, rendered inapplicable or causes the manufacturer's warranty to become void; c) outside Canada or the Continental United States; or d) outside Canada for a period exceeding thirty consecutive days without the prior written consent of TransportAction.

17. EXTENSION
Upon expiration of the original Lease Term, you and TransportAction may agree to continue this Lease on a month-to-month basis. The Termination Rental Adjustment described in Paragraph 9 shall continue to be applicable and all other terms and conditions of this Lease shall remain in effect during any such extension period.

18. VEHICLE MAINTENANCE

You agree to maintain and repair the Vehicle and to ke[illegible] in good working condition in accordance with the manufacturer's maintenance recommendations. TransportAction maintains the right to inspect the Vehicle at any reasonable time with due notice and undertake [illegible] that the Vehicle is in good working order and condition. You will be billed for the cost of such repairs and applicable taxes and you agree to pay all such bills upon receipt. You also agree to promptly comply with the manufacturer's request as to any recall campaign. You agree not to alter, mark, remove, or install equipment in the Vehicle without TransportAction's prior written consent. All costs incurred in maintaining, restoring and repairing the Vehicle to maintain good working condition and appearance will be your responsibility.

19. DAMAGE OR LOSS TO THE VEHICLE

You agree that you are liable for any damage, risk of loss or destruction to the Vehicle. If the Vehicle is damaged or destroyed in an accident or other occurrence, or is confiscated by a governmental agency, or is stolen, you are to notify TransportAction and your insurance company of any such event immediately. If the Vehicle is damaged and in a condition that TransportAction believes is beyond reasonable repair, this Lease will be terminated immediately. You hereby assign to TransportAction any monies payable by insurance. You authorize TransportAction to settle any claim under the insurance and to receive and endorse insurance cheques. You agree to pay forthwith, to TransportAction, the Termination Book Value less the loss proceeds amount, if any, received by TransportAction from the insurance. You agree that rent is payable until TransportAction has been paid the Termination Book Value regardless of whether the Vehicle is useable by you. If the Vehicle is damaged and the Lease is not terminated, you will have the necessary repairs made promptly at your expense and will continue to perform your obligations under this Lease. You acknowledge that there is no obligation for TransportAction to provide a replacement Vehicle for any reason.

20. DEFAULT

You will be in default under this Lease if a) You do not make any payment when it is due; b) Any information in, or given with, the Lease Credit Application is false or misleading; c) You fail to comply with any conditions in this Lease; d) A proceeding in bankruptcy, receivership, or insolvency is started by you or against you or against your property; e) You fail to comply with the insurance requirements of this Lease; f) You become deceased during the Lease Term; g) You do not repair or maintain the Vehicle as this Lease requires; h) You transfer, sublease, rent or assign this Lease, the Vehicle, or your right to use the Vehicle, without TransportAction's written consent; i) The Vehicle is confiscated by a government agency, lost, stolen, destroyed or determined by TransportAction to be unsuitable for use; j) You break any of your other agreements in this Lease and such breach significantly impairs the prospect of payment, performance or realization of TransportAction's interest in the Vehicle; k) You are in default under any other agreement that you have with TransportAction.

In the event of default, you acknowledge and give consent for TransportAction to do any or all of the following without giving you advance notice, other than any notice that may be required by applicable laws: a) take any reasonable measures designed to either correct the default or to save TransportAction from loss, in which case you will, upon request, pay for the cost and expenses incurred; b) terminate the Lease and your rights to possess and use the Vehicle; c) take possession of the Vehicle by any legal manner; d) determine your termination liability on an early termination basis, which you agree to pay upon request; e) apply your Lease Security Deposit to any amounts that you owe; and f) pursue any other remedy permitted by law.

If TransportAction chooses to take the Vehicle from you, you authorize TransportAction and anyone acting on its' behalf to enter into any place where the Vehicle is kept and remove the Vehicle using such force as the circumstances may require without liability to you for damages or costs relating to such entry or repossession. You also authorize TransportAction to remove any personal property in the Vehicle at the time of repossession and to dispose of such personal property if it is not reclaimed after reasonable notice. After providing reasonable notice to you of redemption options, TransportAction may dispose of the Vehicle in any manner it sees fit so long as your account is credited with a commercially reasonable wholesale value. You also agree to pay TransportAction for all collections and legal costs, including reasonable attorney fees on a solicitor and his own client basis and court costs incurred to the extent permitted by law.

21. CONTINGENT EXCESS KILOMETER AND EXCESS WEAR AND TEAR CHARGES

In the event that payment of the Termination Rental Adjustment as described in Paragraph 9 is limited or restricted by law or otherwise, then upon the termination of this Lease, you will pay to TransportAction an amount equal to the sum of 25 cents per kilometre plus applicable taxes for each kilometre that the Vehicle has been driven during the Lease Term in excess of 100 kilometres per month. You will also pay the costs, or a reasonable estimate of the costs, to restore the Vehicle to the same condition as when it was originally delivered to you, except for reasonable wear and tear. Such excess kilometre and excess wear-and-tear charges will only be payable to the extent that any of the Termination Rental Adjustment, calculated according to Clause # 9 hereof, remains unpaid for any reason.

22. FINES, LIENS AND ENCUMBRANCES

You agree to keep the Vehicle free of all fines, liens and encumbrances. If you do not promptly pay any fines or remove any liens or encumbrances at your expense, TransportAction may do so, and you will be charged for the same.

23. OWNERSHIP

You and TransportAction agree that this Lease is a true lease for tax, security and credit legislation purposes and that TransportAction, named above, remains the owner of the Vehicle and retains all rights of ownership. You agree to pay all applicable personal property security or other security registration fees necessary or advisable to protect TransportAction's ownership of the Vehicle in your possession and all fees paid to amend, renew and discharge any registrations.

24. ASSIGNMENT

You agree not to transfer, [illegible] or assign this Lease, the Vehicle, or your right to use the Vehicle without the prior written consent of TransportAction. TransportAction may, at any time and from time- to time, assign some or all of this Lease without your consent.

[illegible]

You agree to hold TransportAction harmless and indemnified against any or all liability, loss, actions, proceedings, damages, claims, inquiries, demands and expenses (including legal fees) arising out of the use, maintenance, ownership, operation and condition of the Vehicle. You also agree that your obligation under this section shall survive termination of this Lease.

26. SEVERABILITY

Any portion or provision of this Lease, which is deemed invalid, illegal or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting in any way the remaining portion or provisions hereof in such jurisdiction or to the extent permitted bylaw.

27. GENERAL

This Lease contains the entire agreement between you and TransportAction. No other agreements in respect of this Lease will be valid except those written as an addendum to this Lease signed by TransportAction and you. This Lease will be subject to the laws of the province or of your residence as indicated above. The headings in this Lease do not affect its' interpretation. The Consumer, if a corporation, waives benefits, rights and protections under the Limitation or Civil Rights Act (Saskatchewan) as the same may, from time to time, be amended or replaced. The parties have expressly requested that this Lease and all documents related hereto be drafted in the English language. Les parties aux presentes ont expressement exige que la presente entente ainsi que tous documents connexes soient rediges en anglais.

BY SIGNING THIS LEASE YOU ACKNOWLEDGE AND AGREE TO ALL THE PROVISIONS ON BOTH SIDES/PAGES OF THIS LEASE.

If more than one consumer has signed this Lease, each shall be jointly and severally liable along with the other and all references to "you" or "consumer" shall be read and construed as a reference to both Consumer #1 and Consumer #2 with all grammatical changes necessary to give effect thereto. You confirm that you (each) have been given a completed and signed copy of this Lease at the time you sign it.

Notes: ______________________________

____

____

LESSEE / CONSUMER #1 SIGNS: ______________________________

CO-LESSEE / CONSUMER #2 SIGNS: ______________________________

____

TRANSPORTACTION LEASE SYSTEMS INC.

DELIVERY RECEIPT

You acknowledge that on **September 1, 2005** you have received and examined the Vehicle described in the Lease and that the Vehicle is in good operating order and condition and as described. The odometer reading at the time of delivery of the Vehicle is km.

Consumer Initials ______

PRE AUTHORIZED PAYMENT DEBIT PLAN

You hereby authorize TRANSPORTACTION LEASE SYSTEMS INC. to make withdrawals from your account indicated below or any other account you may indicate to TransportAction from time to time, for payment of all amounts due under this Lease. This authorization constitutes delivery by you.

Bank Name: Transit No.

Account No.

Address

PADP Start Date: 10/01/05

Consumer Signature: ______________________________

All account signatories must sign if more than one signature is required to operate the account. **NOTE: ATTACH SAMPLE CHEQUE MARKED 'VOID'.**

LATRACBC-DWNK-020705

8

TRANSPORTACTION

LEASE SYSTEMS INC.

4011 Viking Way, #250, Richmond, British Columbia V6V 2K9
Tel: 604-278-3352 Fax: 604-273-4047

SCHEDULE A

LESSEE: JAKE'S TRUCKING INTERNATIONAL B.C. INC UNIT# V7750A
MICHAEL WESLEY QUESNEL

DELIVERY DATE: SEPTEMBER 1ST, 2005

VEHICLE DESCRIPTION:

2006 PETERBILT 378 S/N: 1NPFLB0X76D889979

COMPLETE WITH:

2006 K-LINE 16' – 6" ALUMINUM DUMP BOX S/N: 03591
Includes Two 2/1/2" LED Marker Lights c/w Off/On Switch

TRANSPORTACTION
LEASE SYSTEMS INC (LESSOR)

JAKE'S TRUCKING
INTERNATIONAL B.C. INC
(LESSEE)

MICHAEL WESLEY QUESNEL
(LESSEE)

TRANSPORTACTION
LEASE SYSTEMS INC.

OFFER TO LEASE

By signing below, I do offer and agree to enter into a Motor Vehicle Lease Agreement for the vehicle described below, to be provided to me by TransportAction Lease Systems Inc. according to the terms also described below.

Customer #	V7750A		
Lessee/Consumer Name	JAKE'S TRUCKING INTERNATIONAL B.C. INC		
Address 1	317-505-8840-210TH ST.,		
Address 2	LANGLEY	BC	V1M 2Y2

Vehicle Description

Year	New/Used	Make	Model	Series	VIN
2006	New	PETERBILT	378	0	see schedule A

Term:	36 Months

Monthly Rental Payment	$ 1,983.00
GST / HST	$ 138.81
PST / QST	$ 138.81
Total Monthly Rental Payment:	**$ 2,260.62**

Net Buyback Value	$ 50,000.00
Lease Security Deposit	$ 60,000.00
Residual Value on Lease Document	$ 110,000.00

Downpayment	$ -	**Plus Applicable Taxes =**	**$ -**
Trade-In Amount	$ -	plus taxes due of	$ -

Should Consumer purchase vehicle at lease end the amount due is as follows:		
Residual Value	$ 110,000.00	
GST / HST	$ 7,700.00	
PST / QST	$ 7,700.00	
Sub-Total	$ 125,400.00	
Less Lease Security Deposit	$ 60,000.00	
Buy Back including all Applicable Taxes	**$ 65,400.00**	This Buy Back figure does not include Administration and/or Transfer Fees which are payable upon Termination of the contract.

I, the undersigned Lessee/Consumer, do hereby order the above vehicle from Transportaction.
I understand that monthly price quoted may change due to increases to interest rates prior to date of delivery but I have the right to withdraw my commitment to lease if such change is unacceptable to me.
If any terms of this Offer to Lease differ from the Motor Vehicle Lease Agreement, it shall be the terms of the Motor Vehicle Lease Agreement that shall govern.
Sales Taxes indicated above are subject to change.
I acknowledge that I have selected or agreed to both the Vehicle and the supplier of the Vehicle. Transportaction has made no representation or warranty, express or

LESSEE/CONSUMER'S SIGNATURE

9/1/2005
DATE

Accepted on behalf of Transportaction Lease Systems Inc. by: